EXHIBIT 10.1

SALE AND PURCHASE AGREEMENT

by and among

WINCASH APOLO GOLD & ENERGY, INC. (NEVADA)

and

BANNY INTERNATIONAL TRADING CO. LTD. (MACAU)

and

CHOI KAI WENG (SHAREHOLDER)

THIS SALE and PURCHASE AGREEMENT dated as of the 3rd day of April 2018 (the “Agreement”) between Wincash Apolo Gold & Energy, Inc., a State of Nevada company (“Wincash”), Banny International Trading Co. Ltd. (“Banny”), a Macau corporation, and Choi Kai Weng (the “Selling Shareholder”).

WHEREAS Wincash is a public company listed on the OTC Markets in the US; Wincash, along with its subsidiary, Gain First Group Corporation (“Gain First”), wishes to purchase the brand name “Banny Choice” and the right to use Banny’s sale distribution network for the sale and distribution of its wine products;

WHEREAS Choi is the sole shareholder of Banny; Banny is a wine marketer and distributor with facilities located in Macau and wishes to sell its brand name “Banny Choice” to Wincash and Gain First and to give Gain First the right to use Banny’s sale distribution network throughout Asia and other parts of the world;

WHEREAS, Wincash desires to issue a number of shares of its common stock to the Selling Shareholder in exchange for the ownership of the brand name “Banny Choice” and the right to use Banny’s sale distribution network throughout Asia and other parts of the world; and

NOW THERFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I: THE SALE AND PURCHASE TRANSACTION

Section 1.1: The Transaction

Wincash agrees issue 36,500,000 shares (the “Shares”) of the company’s common stock and an option to acquire 36,500,000 company’s common stock at an exercise price of $0.25 per share to the Selling Shareholder or its nominees in exchange for the purchase by Wincash and its subsidiary of Banny’s brand name “Banny Choice” and the right to use Banny’s sale distribution network throughout Asia and other parts of the world. The 36,500,000 options will expire 3 years from the date of issuance.

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ARTICLE II: TRANSACTION CLOSING

Section 2.1: Closing

Upon the terms and subject to the conditions of this Agreement Wincash shall issue to the Selling Shareholder or its nominees, as identified in Schedule A attached hereto and made a part thereof, the Shares, and in exchange therefore at the Closing, the Selling Shareholders shall transfer the ownership of the brand name “Banny Choi” to Gain First and shall issue the required documentation for giving Gian First the right to use Banny’s sale distribution network throughout Asia and other parts of the world.

The Closing shall be held on 12:00 pm., Hong Kong Time, on a date and at a place agreed by the parties (the “Closing”), which date shall be no later than the Closing Date indicated in this agreement.

ARTICLE III: REPRESENTATIONS AND WARRANTIES OF WINCASH

Wincash represents and warrants to Banny and the Selling Shareholder as of the date hereof that:

Section 3.1: Existence and Power

Wincash is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. Wincash has the requisite corporate power and authority to own or lease all its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

Section 3.2: Capitalization

The authorized capital stock of Wincash consists of 300,000,000 shares of Wincash Common Stock at a par value of $0.001 per share, of which, as of January 1, 2018 (the “Wincash Capitalization Date”) 141,137,387 shares were issued and outstanding. All the issued and outstanding shares of Wincash’s Common Stock have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. In addition, Wincash has 25,000,000 shares of Preferred Stock authorized at a par value of $0.001 per share.

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Section 3.3: Authorization

The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of Wincash and its subsidiary, and this Agreement is a valid and binding obligation of the Company, enforceable against it in accordance with their terms.

Section 3.4: Board Approvals

The transactions contemplated by this Agreement, including without limitation the issuance of the Shares and the compliance with the terms of this Agreement, have been unanimously adopted, approved and declared advisable unanimously by the Board of Directors of Wincash.

Section 3.5: Valid Issuance of Exchange Shares

The Shares have been duly authorized by all necessary corporate action. When issued and sold against receipt of the consideration therefore, the Shares will be validly issued, fully paid and non-assessable, will not subject the holders thereof to personal liability and will not be issued in violation of preemptive rights. The voting rights provided for in the terms of the Shares are validly authorized and shall not be subject to restriction or limitation in any respect.

Section 3.6: Non-Contravention

The execution, delivery and performance of this Agreement, and the consummation by Wincash and its subsidiary of the transactions contemplated hereby, will not conflict with, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, any provision of the Articles of Incorporation or Bylaws of the Company.

ARTICLE IV: REPRESENTATIONS AND WARRANTIES OF BANNY

Banny represents and warrants to Wincash as of the date hereof that:

Section 4.1: Existence and Power

Banny is a corporation duly incorporated, validly existing and in good standing under the laws of Macau. Banny has the requisite corporate power and authority to own or lease all its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

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Section 4.2: Authorization

The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of Banny, and this Agreement is a valid and binding obligation of the Company, enforceable against it in accordance with their terms.

Section 4.3: Board Approvals

The transactions contemplated by this Agreement and the compliance with the terms of this Agreement, have been unanimously adopted, approved and declared advisable unanimously by the Board of Directors of Banny.

Section 4.4: Non-Contravention

The execution, delivery and performance of this Agreement, and the consummation by Banny of the transactions contemplated hereby, will not conflict with, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, any provision of the Restated Articles of Incorporation or Bylaws of the company or the articles of incorporation, charter, bylaws or other governing instrument of any subsidiary of the company.

Section 4.5: Purchase for Own Account

The shareholders of Banny are acquiring the Shares for their own individual account and not with a view to the distribution thereof in violation of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder (the “Securities Act”).

Section 4.6: Private Placement

Banny understands that (a) the Shares have not been registered under the Securities Act or any state securities laws, by reason of their issuance by Wincash in a transaction exempt from the registration requirements thereof and (b) the Shares may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration thereunder.

Section 4.7: Legend

Each certificate representing a Share will bear a legend to the following effect unless Wincash determines otherwise in compliance with applicable law:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NEITHER THIS SHARE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

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ARTICLE V: CONDITIONS TO TRANSACTION CLOSING

Section 5.1: Conditions to Each Party’s Obligation to Effect the Transaction

The respective obligations of the parties hereunder to effect the Transaction shall be subject to the fact that no order, injunction or decree being issued by any court or agency of competent jurisdiction or other law preventing or making illegal the consummation of the Transaction shall be in effect.

ARTICLE VI: TERMINATION

Section 6.1: Termination by Consent

This Agreement may be terminated by written consent of all parties.

Section 6.2: Unilateral Termination

Any party may terminate this Agreement if the transactions contemplated herein are not completed by the Closing date.

Section 6.3: Injunction and Illegality

This Agreement may be terminated at any time prior to the Closing by either party if an order, injunction or decree shall have been issued by any court or agency of competent jurisdiction and shall be non-appealable, or other law shall have been issued preventing or making illegal the completion of the Transaction or the other transactions contemplated by this Agreement.

ARTICLE VII: SELLING SHAREHOLDER ACKNOWLEDGMENTS AND WARRANTIES

Section 7.1: Selling Shareholder Acknowledgments

The Selling Shareholder acknowledge and agree that:

(a)	none of the Shares have been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under any state securities or "blue sky" laws of any state of the United States, and are being offered only in a transaction not involving any public offering within the meaning of the 1933 Act, and, unless so registered, may not be offered or sold in the United States or to U.S. Persons (as defined herein), except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act, and in each case only in accordance with applicable state and provincial securities laws;

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(i)	Wincash will refuse to register any transfer of any of the Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(b)	the decision to execute this Agreement and acquire the Shares agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of Wincash and such decision is based solely upon a review of information regarding Wincash provided by Wincash to the Selling Shareholder (the "Wincash Information");

(c)	the Selling Shareholder and the Selling Shareholder's advisor(s) have had a reasonable opportunity to review Wincash Information and to ask questions of and receive answers from Wincash regarding the Agreement, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information contained in Wincash Information, or any other document provided to the Selling Shareholder;

(d)	the books and records of Wincash were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Selling Shareholder during reasonable business hours at its principal place of business and that all documents, records and books pertaining to this Agreement have been made available for inspection by the Selling Shareholder, the Selling Shareholder's attorney and/or advisor(s);

(e)	by execution hereof the Selling Shareholder has waived the need for Wincash to communicate its acceptance of the purchase of the Shares pursuant to this Agreement;

(f)	Wincash is entitled to rely on the representations and warranties and the statements and answers of the Selling Shareholder contained in this Agreement and the Selling Shareholder will hold harmless Wincash from any loss or damage it may suffer as a result of the Selling Shareholder's failure to correctly complete this Agreement;

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(g)	the Selling Shareholder will indemnify and hold harmless Wincash and, where applicable, its respective directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any acknowledgment, representation or warranty of the Selling Shareholder contained herein or in any other document furnished by the Selling Shareholder to Wincash in connection herewith, being untrue in any material respect or any breach or failure by the Selling Shareholder to comply with any covenant or agreement made by the Selling Shareholder to Wincash in connection therewith;

(h)	the issuance of the Shares to the Selling Shareholder will not be completed if it would be unlawful or if, in the discretion of Wincash acting reasonably, it is not in the best interests of Wincash;

(i)	the Selling Shareholder has been advised to consult the Selling Shareholder’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to the applicable resale restrictions, and it is solely responsible (and Wincash is not in any way responsible) for compliance with:

(i)	any applicable laws of the jurisdiction in which the Selling Shareholder is resident in connection with the distribution of the Shares hereunder, and

(ii)	applicable resale restrictions;

(j)	the Selling Shareholder has not acquired the Shares as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Exchange Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Shares; provided, however, that the Selling Shareholder may sell or otherwise dispose of any of the Shares pursuant to registration of any of the Shares pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(k)	the Selling Shareholder is outside the United States when receiving and executing this Agreement and is acquiring the Shares as principal for its own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Shares;

(l)	none of the Shares may be offered or sold to a U.S. Person or for the account or benefit of a U.S. Person (other than a distributor) prior to the end of the expiration of a period of one year after the date of original issuance of the Shares;

(m)	the statutory and regulatory basis for the exemption claimed for the offer and sale of the Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act;

(n)	none of the Shares are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Selling Shareholder that any of the Shares will become listed on any stock exchange or automated dealer quotation system;

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(o)	neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of any of the Shares;

(p)	no documents in connection with this Offering have been reviewed by the SEC or any state securities administrators;

(q)	there is no government or other insurance covering any of the Exchange Shares; and

(r)	this Agreement is not enforceable by the Selling Shareholder unless it has been accepted by Wincash and the Selling Shareholder acknowledges and agrees that Wincash reserves the right to reject any subscription for any reason.

Section 7.2: Representations and Warranties of the Selling Shareholder

The Selling Shareholder hereby represents and warrants to and covenants with Wincash (which representations, warranties and covenants shall survive the Closing) that:

(a)	the Selling Shareholder is not a U.S. Person (as defined herein);

(b)	the Selling Shareholder is not acquiring the Shares for the account or benefit of, directly or indirectly, any U.S. Person (as defined herein);

(c)	the Selling Shareholder:

(i)	is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulators having application in the jurisdiction in which the Selling Shareholder is resident (the “International Jurisdiction”) which would apply to the acquisition of the Shares,

(ii)	is purchasing the Shares pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws or, if such is not applicable, the Selling Shareholder is permitted to purchase the Shares under the applicable securities laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions,

(iii)	acknowledges that the applicable securities laws of the authorities in the International Jurisdiction do not require Wincash to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of any of the Shares, and

(iv)	represents and warrants that the acquisition of the Shares by the Selling Shareholder does not trigger:

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A.	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction, or

B.	any continuous disclosure reporting obligation of Wincash in the International Jurisdiction, and

C.	the Selling Shareholder will, if requested by Wincash, deliver to Wincash a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (ii), (iii) and (iv) above to the satisfaction of Wincash, acting reasonably;

(d)	the Selling Shareholder is acquiring the Shares as principal for investment only and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and, in particular, it has no intention to distribute either directly or indirectly any of the Shares in the United States or to U.S. Persons (as defined herein);

(e)	the Selling Shareholder is outside the United States when receiving and executing this Agreement;

(f)	the Selling Shareholder understands and agrees not to engage in any hedging transactions involving any of the Shares unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with applicable state securities laws;

(g)	the Selling Shareholder acknowledges that it has not acquired the Shares as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Shares; provided, however, that the Selling Shareholder may sell or otherwise dispose of any of the Shares pursuant to registration of any of the Shares pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(h)	the Selling Shareholder has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Selling Shareholder is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Selling Shareholder;

(i)	the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or, if applicable, the constating documents of, the Selling Shareholder, or of any agreement, written or oral, to which the Selling Shareholder may be a party or by which the Selling Shareholder is or may be bound;

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(j)	the Selling Shareholder has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Selling Shareholder enforceable against the Selling Shareholder;

(k)	the Selling Shareholder has received and carefully read this Agreement;

(l)	the Selling Shareholder (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Shares for an indefinite period of time, and can afford the complete loss of such investment;

(m)	the Selling Shareholder has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Shares and Wincash, and the Selling Shareholder is providing evidence of knowledge and experience in these matters through the information requested herein;

(n)	the Selling Shareholder understands and agrees that Wincash and others will rely upon the truth and accuracy of the acknowledgements, representations, warranties, covenants and agreements contained in this Agreement, and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Selling Shareholder shall promptly notify Wincash;

(o)	the Selling Shareholder is aware that an investment in Wincash is speculative and involves certain risks, including the possible loss of the investment;

(p)	the Selling Shareholder is purchasing the Shares for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest is such Shares, and the Selling Shareholder has not subdivided his interest in the Shares with any other person;

(q)	the Selling Shareholder is not an underwriter of, or dealer in, the shares of Wincash's common stock, nor is the Selling Shareholder participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares;

(r)	the Selling Shareholder has made an independent examination and investigation of an investment in the Shares and Wincash and has depended on the advice of its legal and financial advisors and agrees that Wincash will not be responsible in anyway whatsoever for the Selling Shareholder's decision to invest in the Shares and Wincash;

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(s)	if the Selling Shareholder is acquiring the Shares as a fiduciary or agent for one or more investor accounts, the Selling Shareholder has sole investment discretion with respect to each such account, and the Selling Shareholder has full power to make the foregoing acknowledgements, representations and agreements on behalf of such account;

(t)	the Selling Shareholder is not aware of any advertisement of any of the Shares and is not acquiring the Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(u)	no person has made to the Selling Shareholder any written or oral representations:

(i)	that any person will resell or repurchase any of the Shares,

(ii)	that any person will refund the purchase price of any of the Shares, or

(iii)	as to the future price or value of any of the Shares; and

(v)	the Selling Shareholder acknowledges and agrees that Wincash shall not consider the Selling Shareholder’s for acceptance unless the undersigned provides to Wincash, along with an executed copy of this Agreement and such other supporting documentation that Wincash or its legal counsel may request to establish the Selling Shareholder's qualification as a qualified investor.

In this Agreement, the term "U.S. Person" shall have the meaning ascribed thereto in Regulation S promulgated under the 1933 Act and for the purpose of this Agreement includes any person in the United States.

ARTICLE VIII: MISCELLANEOUS TERMS

Section 8.1: Notices

All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally, via email or by facsimile or seven days after having been sent by certified mail, return receipt requested, postage prepaid, to the parties to this Agreement to such address as the parties to this Agreement shall specify by notice to the other party.

Section 8.2: Further Assurances

Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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Section 8.3: Amendments and Waivers

Any provision of this Agreement may be amended or waived if, but only if; such amendment or waiver is in writing and is duly executed and delivered by Wincash and Banny. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 8.4: Fees and Expenses

Each party hereto shall pay all of its own fees and expenses (including attorneys’ fees) incurred in connection with this Agreement and the transactions contemplated hereby.

Section 8.5: Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

Section 8.6: Governing Law

This Agreement shall be governed and construed in accordance with the internal laws of the State of Nevada applicable to contracts made and wholly performed within such state, without regard to any applicable conflicts of law principles. The parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the State of Nevada. Each of the parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 8.7: Entire Agreement

This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties and/or their affiliates with respect to the subject matter of this Agreement.

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Section 8.8: Effect of Headings

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 8.9: Severability

If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

Section 8.10: Counterparts

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 8.11: Specific Performance

The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

Section 8.12: Closing Date

The transactions contemplated by this Agreement shall be completed on May 31, 2018 (the “Closing Date”), unless mutually agreed to a different date by the parties.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WINCASH APOLO GOLD & ENERGY, INC.

Per:	/s/Chow Wing Fai
Name:	Chow Wing Fai
Title:	Director and CEO

BANNY INTERNATIONAL TRADING CO. LTD.

Per:	/s/Choi Kai Weng
Name:	Choi Kai Weng
Title:	Director

SHAREHOLDER

/s/ Choi Kai Weng

______________________________

Choi Kai Weng

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SCHEDULE A

THE SELLING SHAREHOLDERS

Shareholder’s Name	Number of WINCASH Shares to Hold After Sale
Banny International Group (Holdings) Limited	36,500,000

TOTAL	36,500,000

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